Exhibit 5


                                                          August 13, 1996

Altron Incorporated
One Jewel Drive
Wilmington, MA  01887

Ladies and Gentlemen:

         We are counsel to Altron Incorporated, a Massachusetts corporation (the "Company"), and as such counsel we are familiar with the corporate proceedings taken in connection with the adoption of, and amendment to, the Company's 1991 Stock Option Plan (the "Plan"). We are also familiar with the Registration Statement on Form S-8 to which a copy of this opinion will be attached as an exhibit.

         As such counsel, we have examined the corporate records of the Company, including its Articles of Organization, By-laws, Minutes of Meetings of its Board of Directors and Stockholders and such other documents that we have deemed necessary as a basis for the opinions herein expressed.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

         1. The Company is duly organized and validly existing as a corporation under the laws of the Commonwealth of Massachusetts.

         2. The Company has duly authorized the issuance of 40,000,000 shares of Common Stock, $0.05 par value ("Common Stock") and 1,000,000 shares of Preferred Stock, $100.00 par value.

         3. The shares of Common Stock issuable pursuant to the Plan have been duly authorized, and when issued in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable shares of capital stock of the Company to which no personal liability will attach.
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Altron Incorporated
August 13, 1996
Page 2
         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                            Very truly yours,



                                          /s/ Hutchins, Wheeler & Dittmar
                                          Hutchins, Wheeler & Dittmar,
                                          A Professional Corporation